EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

by and among

U.S. Well Services, LLC,

USW Financing Corp.

and

the individual Purchasers named therein
and

Global Hunter Securities, LLC

Dated as of October 18, 2013

REGISTRATION RIGHTS AGREEMENT

U.S. Well Services, LLC, a Delaware limited liability company (the “Issuer”), and USW Financing Corp. (the “Co-Issuer” and together with the Issuer, the “Company”), have engaged Global Hunter Securities, LLC (the “ Placement Agent”) in connection with the Company’s sale of $46,000,000 aggregate principal amount of its 14.50%  Senior Secured Notes due 2017 (the “Notes”) fully and unconditionally guaranteed by any future Guarantors (the Guarantees and, together with the Notes, the “Securities”), to the purchasers thereof (the “Purchasers”), upon the terms set forth in the Purchase Agreement dated October 16, 2013, by and among the Issuer, the Co-Issuer and the Purchasers (the “Purchase Agreement”).  As an inducement to the Purchasers to enter into the Purchase Agreement, the Company agrees with the Placement Agent, for the benefit of the Holders (as defined below) of the Notes as follows.

The parties hereby agree as follows:

SECTION 1. Definitions.  Capitalized terms that are used herein without definition and are defined in the Placement Agency Agreement shall have the respective meanings ascribed to them in the Placement Agency Agreement.  As used in this Agreement, the following capitalized terms shall have the following meanings:

Additional Interest:  As defined in Section 5 hereto.

Advice:  As defined in Section 6(c) hereto.

Agreement: This Registration Rights Agreement, dated as of the Closing Date, among the Issuer, the Co-Issuer, the Placement Agent and the Purchasers.

Broker-Dealer:  Any broker or dealer registered under the Exchange Act.

Business Day:  Any day other than a Saturday, Sunday or U.S. federal holiday or a day on which banking institutions or trust companies located in New York, New York are authorized or obligated by law to be closed.

Closing Date:  The date of this Agreement.

Commission:  The Securities and Exchange Commission.

Consummate:  A registered Exchange Offer shall be deemed “Consummated” for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Securities Act of the Exchange Offer Registration Statement relating to the Exchange Securities to be issued in the Exchange Offer, (ii) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (iii) the delivery by the Issuer to the registrar under the Indenture of Exchange Securities in the same aggregate principal amount as the aggregate principal amount of Transfer Restricted Securities that were tendered by Holders thereof pursuant to the Exchange Offer.

Effectiveness Date:  As defined in Section 3(a) hereto.

Exchange Act:  The Securities Exchange Act of 1934, as amended.

Exchange Date:  As defined in Section 3(a) hereto.

Exchange Offer:  The registration by the Company under the Securities Act of the Exchange Securities pursuant to a Registration Statement pursuant to which the Company offers the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities held by such Holders for Exchange Securities in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders.

Exchange Offer Registration Statement:  The Registration Statement relating to the Exchange Offer, including the related Prospectus.

Exchange Securities:  The 14.50% Senior Secured Notes due 2017, of the same series under the Indenture as the Notes and any related Guarantee, to be issued to Holders in exchange for their Transfer Restricted Securities.

Filing Date: As defined in Section 3(a) hereto.

FINRA:  Financial Industry Regulatory Authority, Inc.

“Guarantor”:  Any future domestic subsidiary of the Issuer that in the future guarantees the obligations of the Company under the Notes, the Exchange Notes and the Indenture.

Holders:  As defined in Section 2(b) hereto.

Indemnified Holder:  As defined in Section 8(a) hereto.

Indenture:  The Indenture dated as of February 21, 2012, as amended and supplemented by the First Supplemental Indenture dated as of July 16, 2012, the Second Supplemental Indenture dated as of April 10, 2013 and the Third Supplemental Indenture dated as of October 18, 2013, by and among the Issuer, the Co-Issuer and the Trustee, pursuant to which the Securities are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

Initial Placement:  The issuance and sale by the Company of the Securities to the Purchasers pursuant to the Purchase Agreement.

Interest Payment Date:  As defined in the Indenture and the Securities.

Initial Securities: The Securities issued and sold by the Company to the Purchasers pursuant to the Purchase Agreement on the Closing Date and any related Guarantees.

Person:  An individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof, business association or other legal entity.

Placement Agency Agreement: That certain Placement Agency Agreement, of even date with the Purchase Agreement, by and among the Issuer, the Co-Issuer and the Placement Agent.

Placement Agent:  As defined in the preamble hereto.

Prospectus:  The prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

Registration Default:  As defined in Section 5 hereto.

Registration Statement:  Any registration statement of the Company (or if determined that the Issuer solely should be the registrant, the Issuer) relating to (a) an offering of Exchange Securities pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

Purchasers.  As defined in the preamble hereto.

Purchase Agreement: As defined in the preamble hereto.

Securities:  As defined in the preamble hereto.

Securities Act:  The Securities Act of 1933, as amended.

Shelf Effectiveness Deadline:  As defined in Section 4(a) hereto.

Shelf Filing Deadline: As defined in Section 4(a) hereto.

Shelf Registration Statement:  As defined in Section 4(a) hereto.

Transfer Restricted Security:  Each Initial Security, until the earliest to occur of the date on which such Initial Security (a) is exchanged in the Exchange Offer for an Exchange Security entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Securities Act, (b) has been effectively registered under the Securities Act and disposed of in accordance with a Shelf Registration Statement, (c) is distributed to the public by a Broker-Dealer pursuant to the “Plan of Distribution” contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein), (d) is freely transferable (the “Freely Transferable Date”) in accordance with Rule 144 by a person that is not an “affiliate” (as defined in Rule 144) of the Issuer or the Co-Issuer where no conditions under Rule 144 are then applicable; provided, however, that the Freely Transferable Date shall not precede (i) the consummation of the Exchange Offer, or (ii) as to such Initial Security held by a Holder that requires the Company to file a Shelf Registration Statement pursuant to Section 4(a) hereof, the expiration of the period that the Company is required, pursuant to Section 4(a) hereof, to keep such Shelf Registration Statement effective, and (e) ceases to be outstanding for purposes of the Indenture.

Trustee:  The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent.

Trust Indenture Act:  The Trust Indenture Act of 1939, as amended.

Underwritten Registration or Underwritten Offering:  A registration in which securities of the Issuer are sold to an underwriter for reoffering to the public.

SECTION 2. Securities Subject to this Agreement.
(a) Transfer Restricted Securities. The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.
(b) Holders of Transfer Restricted Securities. A Person is deemed to be a holder of Transfer Restricted Securities (each, a “Holder”) whenever such Person owns Transfer Restricted Securities.
SECTION 3. Registered Exchange Offer.

(a) Unless the Exchange Offer shall not be permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a) hereof have been complied with), or there are no Transfer Restricted Securities outstanding, the Issuer shall (i) cause to be filed no later than the date that is 180 days after the Closing Date (the “Filing Date”) with the Commission, a Registration Statement under the Securities Act relating to the Exchange Securities and the Exchange Offer, (ii) use its reasonable best efforts to cause such Registration Statement to become effective in no event later than the date that is 270 days after the Closing Date (the “Effectiveness Date”), (iii) in connection with the foregoing, file (A) all pre-effective amendments to such Registration Statement as may be necessary in order to cause such Registration Statement to become effective, (B) if applicable, a post-effective amendment to such Registration Statement pursuant to Rule 430A under the Securities Act and (C) use its reasonable best efforts to cause all necessary filings in connection with the registration or qualification (or exemption therefrom) of the Exchange Securities to be made under the state securities or blue sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, subject to the proviso contained in Section 6(c)(xi) hereof, and (iv) promptly after the effectiveness of such Registration Statement, commence the Exchange Offer.  Each of the Company and any Guarantor shall use its reasonable best efforts to Consummate the Exchange Offer not later than 30 Business Days after the Effectiveness Date (the “Exchange Date”).  The Exchange Offer shall be on the appropriate form permitting registration of the Exchange Securities to be offered in exchange for the Transfer Restricted Securities and to permit resales of Transfer Restricted Securities held by Broker-Dealers as contemplated by Section 3(c) hereof.

(b) The Company and any Guarantor shall cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 30 days after the date notice of the Exchange Offer is mailed to the Holders.  The Issuer shall cause the Exchange Offer to comply with all applicable federal and state securities laws.

No securities other than the Exchange Securities shall be included in the Exchange Offer Registration Statement.

(c) The Issuer shall indicate in a “Plan of Distribution” section contained in the Prospectus forming a part of the Exchange Offer Registration Statement that any Broker-Dealer who holds Transfer Restricted Securities that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Issuer), may exchange such Transfer Restricted Securities pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Securities received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement.  Such “Plan of Distribution” section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such “Plan of Distribution” shall not name any such Broker-Dealer or disclose the amount of Transfer Restricted Securities held by any such Broker-Dealer except to the extent required by the Commission as a result of a change in policy after the date of this Agreement.

Each of the Company and any Guarantor shall use its reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) hereof to the extent reasonably necessary to ensure that it is available for resales of Transfer Restricted Securities acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period ending on the earlier of (i) 180 days from the date on which the Exchange Offer Registration Statement is declared effective and (ii) the date on which a Broker-Dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.

The Issuer shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such 180-day (or shorter as provided in the foregoing sentence) period in order to facilitate such resales.

SECTION 4. Shelf Registration.

(a) Shelf Registration.  If (i) the Issuer is not required to file an Exchange Offer Registration Statement or to consummate the Exchange Offer solely because the Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a) hereof have been complied with), (ii) for any reason the Exchange Offer is not Consummated by the Exchange Date or (iii) prior to the Exchange Date:  (A) the Placement Agent requests from the Issuer with respect to Transfer Restricted Securities not eligible to be exchanged for Exchange Securities in the Exchange Offer or (B) with respect to any Holder of Transfer Restricted Securities such Holder notifies the Issuer that (i) such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer, (ii) such Holder may not resell the Exchange Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (iii) such Holder is a Broker-Dealer and holds Transfer Restricted Securities acquired directly from the Issuer or one of its affiliates, the Company and any Guarantor shall:

(x)

cause to be filed a shelf registration statement pursuant to Rule 415 under the Securities Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the “Shelf Registration Statement”) on or prior to the 30th day after the date such obligation arises (such date being the “Shelf Filing Deadline”), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to Section 4(b) hereof; and

(y)

use their reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the Commission on or before the later of (A) the 60th day after the Shelf Filing Deadline or (B) the 270th day after the Closing Date (such later date being the “Shelf Effectiveness Deadline”).

Each of the Company and any Guarantor shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Transfer Restricted Securities by the Holders of such Securities entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, from the date on which the Shelf Registration Statement is declared effective by the Commission until the expiration of the one-year period referred to in Rule 144 applicable to securities held by non-affiliates under the Securities Act (or shorter period that will terminate when all the Transfer Restricted Securities covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement; provided that the Issuer may for a period of up to 60 days in any three-month period, not to exceed 90 days in any calendar year, determine that the Shelf Registration Statement is not usable under certain circumstances relating to corporate developments, public filings with the Commission and similar events, and suspend the use of the prospectus that is part of the Shelf Registration Statement.

(a) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement.  No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Issuer in writing, within 20 Business Days after receipt of a request therefor, such information as the Issuer may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein.  Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Issuer all information required to be disclosed in order to make the information previously furnished to the Issuer by such Holder not materially misleading.

SECTION 5. Additional Interest.  If (i) the Exchange Offer Registration Statement is not filed with the Commission on or prior to the Filing Date, (ii) the Exchange Offer Registration

Statement has not been declared effective by the Commission on or prior to the Effectiveness Date, (iii) the Exchange Offer has not been Consummated by the Exchange Date, (iv) any Shelf Registration Statement, if required hereby, has not been declared effective by the Commission on or prior to the Shelf Effectiveness Deadline, or (v) any Registration Statement required by this Agreement has been declared effective but ceases to be effective at any time at which it is required to be effective under this Agreement (each such event referred to in clauses (i) through (iv), a “Registration Default”), the Company hereby agrees that the interest rate borne by the Transfer Restricted Securities shall be increased by 0.25% per annum during the 90-day period immediately following the occurrence of any Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90-day period (such increase, “Additional Interest”), but in no event shall such increase exceed 1.00% per annum in the aggregate.  On the date all Registration Defaults relating to the particular Transfer Restricted Securities are cured, the interest rate borne by the relevant Transfer Restricted Securities will be reduced to the original interest rate borne by such Transfer Restricted Securities; provided, however, that, if after any such reduction in interest rate, a different Registration Default occurs, the interest rate borne by the relevant Transfer Restricted Securities shall again be increased pursuant to the foregoing provisions.

All obligations of the Company and any Guarantor set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.

All accrued Additional Interest will be paid by the Company and any Guarantor on the next scheduled interest payment date to DTC or its nominee by wire transfer of immediately available funds or by federal funds check and to holders of certificated Transfer Restricted Securities by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.

The amount of Additional Interest will be determined by multiplying the applicable additional interest rate by the then outstanding principal amount of the Securities and further multiplied by a fraction, the numerator of which is the number of days such additional interest rate was applicable during such period (determined on the basis of a 360 day year comprised of twelve 30 day months), and the denominator of which is 360.  Additional Interest pursuant to this Section 5 constitutes liquidated damages with respect to Registration Defaults and shall be the exclusive monetary remedy available to the Holders with respect to any Registration Default.

SECTION 6. Registration Procedures.
(a) Exchange Offer Registration Statement.
(i)

In connection with the Exchange Offer, the Company and any Guarantor shall comply with all of the provisions of Section 6(c) hereof, shall use its reasonable best efforts to effect such exchange to permit the sale of Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and if in the reasonable opinion of counsel to the Issuer there is a question as to whether the Exchange Offer is permitted by applicable law, each of the Company and any Guarantor hereby agree to seek a no-action letter or other favorable decision from the Commission allowing the Company and any Guarantor to Consummate an Exchange Offer for such Transfer Restricted Securities.  Each of the Company and any Guarantor hereby agree to pursue the issuance of such a decision to the Commission staff level but shall not be required to take action to effect a change of Commission policy.  Each of the Company and any Guarantor hereby agrees, however, to (A) participate in telephonic conferences with the Commission, (B) deliver to the Commission staff an analysis prepared by counsel to the Issuer setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursue a favorable resolution by the Commission staff of such submission.

(ii)

As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Issuer, prior to the Consummation thereof, a written representation to the Issuer (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of the Issuer or the Co-Issuer within the meaning of Rule 405 of the Securities Act or, if it is an affiliate of the Issuer or the Co-Issuer within the meaning of Rule 405 of the Securities Act, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable to it, (B) at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities in violation of the provisions of the Securities Act, (C) it is acquiring the Exchange Securities in its ordinary course of business and (D) if it is a Broker-Dealer that will receive Exchange Securities for its own account in exchange for Transfer Restricted Securities that were acquired as a result of market-making or other trading activities, then it will deliver a Prospectus (or, to the extent permitted by law, make available a Prospectus to purchasers) in connection with any resale of such Transfer Restricted Securities.  In addition, all such Holders of Transfer Restricted Securities shall otherwise reasonably cooperate in the Company’s preparations for the Exchange Offer.  Each Holder hereby acknowledges and agrees that any Broker‑Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (which may include any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Securities obtained by such Holder in exchange for Transfer Restricted Securities acquired by such Holder directly from the Issuer.

(b) Shelf Registration Statement.  If required pursuant to Section 4, in connection with the Shelf Registration Statement, each of the Company and any Guarantor shall comply with all the provisions of Section 6(c) hereof and shall use its reasonable best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto each of the Company and any Guarantor will as expeditiously as possible prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof.

(c) General Provisions.  In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Transfer Restricted Securities by Broker-Dealers), each of the Company and any Guarantor shall:

(i)

use its reasonable best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements (including, if required by the Securities Act or any regulation thereunder, financial statements of any Guarantor) for the period specified in Section 3 or 4 hereof, as applicable; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain an untrue statement of a material fact or omission to state a material fact (it being understood that neither the Issuer nor the Co-Issuer shall be responsible for written information furnished to the Issuer or the Co-Issuer by or on behalf of Holders expressly for the use therein) or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Issuer shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its reasonable best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as reasonably practicable thereafter;

(ii)

prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

(iii)

advise the underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or upon becoming aware thereof, the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading (it being understood that the Company and any Guarantor shall so advise with respect to any written information furnished to the Issuer or the Co-Issuer by or on behalf of Holders expressly for the use therein only upon becoming aware thereof).  If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or blue sky laws, each of the Company and any Guarantor shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

(iv)

furnish without charge to the Placement Agent, each selling Holder named in any Registration Statement, and each of the underwriter(s), if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such Holders and underwriter(s) in connection with such sale, if any, for a period of at least five (5)  Business Days; and if reasonably requested by any participating Holder, promptly include in a Prospectus supplement or post-effective amendment such information with respect to such participating Holder as such participating Holder reasonably requests to be included therein and make all required filings of such Prospectus supplement or such post-effective amendment as soon as the Issuer has received notification of the matters to be so included in such filing; and make the Company’s and any Guarantor’s representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such selling Holders or underwriter(s), if any, reasonably may request;

(v)

make available at reasonable times and in a reasonable manner for inspection by the Placement Agent, the managing underwriter(s), if any, participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by the Placement Agent or any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of each of the Company and any Guarantor and cause the Company’s and any Guarantor’s officers, directors, managers and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness and to participate in meetings with investors to the extent requested by the managing underwriter(s), if any; provided that if any such information is identified by the Company or any Guarantor as being confidential or proprietary, each Person receiving such information shall take such actions as are reasonably necessary to protect the confidentiality of such information to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of any inspector, Holder or underwriter); and provided,  further, that all such confidential information that is provided by the Company and any Guarantor shall be kept confidential by each such Person (except for disclosures to such Person’s affiliates and its and their respective employees, legal counsel and other experts or agents who need to know such information in connection with permitted uses thereof), unless disclosure thereof is required or requested under compulsion of law (whether by oral question, interrogatory, subpoena, civil investigative demand or otherwise), by order or act of any court or governmental or regulatory authority or body, or such information is or has become available to the public generally through the Company or any Guarantor or through a third party without an accompanying obligation of confidentiality owed by such Person to the Company or any Guarantor, or disclosure is required in connection with any suit, action or proceeding for the purpose of defending itself, reducing its liability or protecting or exercising any of its rights, remedies or interests, or the Issuer consents to the non-confidential treatment of such information;

(vi)

if requested by any selling Holders or the underwriter(s), if any, promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings with the Commission or such other required filings as may be reasonably requested by the selling Holders or the underwriter(s) of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after the Issuer is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(vii)

cause the Transfer Restricted Securities covered by the Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Securities covered thereby or the underwriter(s), if any;

(viii)

furnish to each Placement Agent, each selling Holder and each of the underwriter(s), if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including financial statements and schedules, all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

(ix)

deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; each of the Company and any Guarantor hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

(x)

enter into such usual and customary agreements (including an underwriting agreement), and make such usual and customary representations and warranties, and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Registration Statement contemplated by this Agreement, all to such extent as may be reasonably requested by any Placement Agent or by any Holder of Transfer Restricted Securities or underwriter in connection with any sale or resale pursuant to any Registration Statement contemplated by this Agreement; and whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, each of the Company and any Guarantor shall:

(A)

furnish to each Placement Agent, each selling Holder and each underwriter, if any, in such substance and scope as they may reasonably request and as are usually and customarily made by issuers to underwriters in primary underwritten offerings, upon the date of the Consummation of the Exchange Offer or, if applicable, the effectiveness of the Shelf Registration Statement:

(1)

a certificate, dated the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, signed by (y) the Chief Executive Officer, President or any Vice President and (z) a principal financial or accounting officer of each of the Company and any Guarantor, confirming, as of the date thereof, the matters set forth in Section 7(b)(6) of the Placement Agency Agreement and such other matters as such parties may reasonably request;

(2)

an opinion, dated the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, of counsel for the Company and any Guarantor, covering the matters set forth in Section 7(b)(3) of the Placement Agency Agreement and such other matters as such parties may reasonably request, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company and any Guarantor, representatives of the independent public accountants for the Company and any Guarantor, representatives of the underwriter(s), if any, and counsel to the underwriter(s), if any, in connection with the preparation of such Registration Statement and the related Prospectus and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing, no facts came to such counsel’s attention that caused such counsel to believe that the applicable Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective, and, in the case of the Exchange Offer Registration Statement, as of the date of Consummation, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Registration Statement as of its date and, in the case of the opinion dated the date of Consummation of the Exchange Offer, as of the date of Consummation, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein not misleading.  Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data included in any Registration Statement contemplated by this Agreement or the related Prospectus; and

(3)

a customary comfort letter, dated the date of effectiveness of the Exchange Offer Registration Statement or Shelf Registration Statement, from the Issuer’s independent accountants, in the customary form and covering matters of the type customarily requested to be covered in comfort letters by underwriters in connection with primary underwritten offerings;

(B)

set forth in full or incorporate by reference in the underwriting agreement, if any, the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to such Section; and

(C)

deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with Section 6(c)(x)(A) hereof and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company or any Guarantor pursuant to this Section 6(c)(x), if any.

If at any time the representations and warranties of the Issuer contemplated in Section 6(c)(x)(A)(1) hereof cease to be true and correct, the Issuer shall so advise any Placement Agent and the underwriter(s), if any, and each selling Holder promptly and, if requested by such Persons, shall confirm such advice in writing;

(xi)

prior to any public offering of Transfer Restricted Securities, reasonably cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the state securities or blue sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that none of the Issuer, the Co-Issuer or any Guarantor shall be required to register or qualify as a foreign corporation or other entity as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify or file any general consent to service of process in any such jurisdiction or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or to suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not then so subject;

(xii)

shall issue, upon the request of any Holder of Transfer Restricted Securities covered by the Shelf Registration Statement, Exchange Securities having an aggregate principal amount equal to the aggregate principal amount of Transfer Restricted Securities surrendered to the Issuer by such Holder in exchange therefor or being sold by such Holder; such Exchange Securities to be registered in the name of such Holder or in the name of the purchaser(s) of such Securities, as the case may be; in return, the Transfer Restricted Securities held by such Holder shall be surrendered to the Issuer for cancellation;

(xiii)

reasonably cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may reasonably request at least two Business Days prior to any sale of Transfer Restricted Securities made by such Holders or underwriter(s);

(xiv)

use its reasonable best efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be reasonably necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in Section 6(c)(x) hereof;

(xv)

if any fact or event contemplated by Section 6(c)(iii)(D) hereof shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading;

(xvi)

provide a CUSIP number for all Securities not later than the effective date of the Registration Statement covering such Securities and provide the Trustee under the Indenture with printed certificates for such Securities which are in a form eligible for deposit with the Depository Trust Company and take all other action reasonably necessary to ensure that all such Securities are eligible for deposit with the Depository Trust Company;

(xvii)

reasonably cooperate and assist in any filings required to be made with the FINRA and in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter”) that is required to be retained in accordance with the rules and regulations of FINRA, provided that any such underwriters if requested by the Issuer shall agree to keep any information obtained in the course of such due diligence investigation confidential pursuant to the terms of a confidentiality agreement reasonably acceptable to the Issuer;

(xviii)

otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 under the Securities Act (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm commitment or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Issuer’s first fiscal quarter commencing after the effective date of the Registration Statement;

(xix)

cause the Indenture to be qualified under the Trust Indenture Act in connection with the registration of the Transfer Restricted Securities, and, in connection therewith, cooperate with the Trustee and the Holders of Securities to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and to execute and use its reasonable best efforts to cause the Trustee to execute, all documents that may be reasonably required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner;

(xx)

use its reasonable best efforts to cause all Securities covered by the Registration Statement to be listed on each securities exchange or automated quotation system on which similar securities issued by the Issuer are then listed if requested by the Holders of a majority in aggregate principal amount of Securities or the managing underwriter(s), if any; and

(xxi)	provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act.

Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Issuer of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Transfer

Restricted Securities pursuant to the applicable Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xv) hereof, or until it is advised in writing (the “Advice”) by the Issuer that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus.  If so directed by the Issuer, each Holder will deliver to the Issuer (at the Issuer’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice.  In the event the Issuer shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof or shall have received the Advice; provided, however, that no such extension shall be taken into account in determining whether Additional Interest is due pursuant to Section 5 hereof or the amount of such Additional Interest.

SECTION 7. Registration Expenses.

(a) All expenses incidental to the Issuer’s, the Co-Issuer’s and any Guarantor’s performance of or compliance with this Agreement will be borne by the Company and any Guarantor, jointly and severally, regardless of whether a Registration Statement becomes effective, including, without limitation:  (i) all registration and filing fees and expenses (including filings made by the Placement Agent or Holder with FINRA (and, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel that may be required by the rules and regulations of FINRA but only where the need for such a “qualified independent underwriter” arises due to a relationship with the Company and any Guarantor)); (ii) all fees and expenses of compliance with federal securities and state securities or blue sky laws; (iii) all expenses of printing (including printing certificates for the Exchange Securities to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Issuer, the Co-Issuer any Guarantor and, subject to Section 7(b) hereof, the Holders of Transfer Restricted Securities; (v) all application and filing fees in connection with listing the Exchange Securities on a securities exchange or automated quotation system pursuant to the requirements thereof; and (vi) all fees and disbursements of independent certified public accountants of the Company and any Guarantor (including the expenses of any special audit and comfort letters required by or incident to such performance).

Each of the Issuer, the Co-Issuer and any Guarantor will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Issuer or the Co-Issuer.

(b) In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Company and any Guarantor, jointly and severally, will reimburse the Placement Agent and the Holders of Transfer Restricted Securities being tendered in the

Exchange Offer and/or resold pursuant to the “Plan of Distribution” contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.  The Company and any Guarantor shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of the Exchange Securities in exchange for the Securities; provided, that neither the Issuer nor the Co-Issuer shall be required to pay taxes payable in respect of any transfer involved in the issuance or delivery of any Exchange Securities in a name other than that of the Holder thereof in respect of which such Exchange Security is being issued.  In no event shall the Issuer, the Co-Issuer or any Guarantor be responsible for any broker or similar commissions of any Holders, or except the extent provided herein, any legal fees or other costs of the Holders.

SECTION 8. Indemnification.

(a) The Company and any Guarantor, jointly and severally, agree to indemnify and hold harmless (i) each Holder and (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any Holder (any of the Persons referred to in this clause (ii) being hereinafter referred to as a “controlling person”) and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any Person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an “Indemnified Holder”), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including, without limitation, and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing, settling, compromising, paying or defending any action, claim or proceeding, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Holder), joint or several, directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement of a material fact or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made (in the case of the Prospectus), not misleading; provided, however, that none of the Issuer, the Co-Issuer or any Guarantor will be liable insofar as such losses, claims, damages, liabilities, costs or expenses are caused by an untrue statement of a material fact or omission or alleged untrue statement of a material fact or omission to state a material fact that is made in reliance upon and in conformity with information relating to any of the Holders furnished in writing to the Issuer by any of the Holders expressly for use therein.  This indemnity agreement shall be in addition to any liability which the Issuer, the Co-Issuer or any Guarantor may otherwise have.

In case any action, claim or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Holders with respect to which indemnity may be sought against the Issuer, the Co-Issuer or any Guarantor, such Indemnified Holder (or the Indemnified Holder controlled by such controlling person) shall promptly notify the Company and any Guarantor in writing; provided, however, that the failure to give such notice shall not relieve the Issuer, the Co-Issuer or any Guarantor of its obligations pursuant to this Agreement, except to the extent that it has been materially prejudiced by such failure.  Such Indemnified Holder shall have the right to employ its own counsel in any such action and the fees and expenses of such counsel shall be paid, as incurred, by the Company and any Guarantor (regardless of whether it is ultimately determined that an Indemnified Holder is not entitled to indemnification hereunder).  The Company and any Guarantor shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for such Indemnified Holders, which firm shall be designated by the Holders.  The Company and any Guarantor shall be liable for any settlement of any such action or proceeding effected with the Company’s and any Guarantor’s prior written consent, which consent shall not be withheld unreasonably, and each of the Company and any Guarantor agrees to indemnify and hold harmless any Indemnified Holder from and against any loss, claim, damage, liability or expense by reason of any settlement of any action effected with the written consent of the Company and any Guarantor.  The Company and any Guarantor shall not, without the prior written consent of each Indemnified Holder, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Holder is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Holder from all liability arising out of such action, claim, litigation or proceeding.

(b) Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Issuer, the Co-Issuer, any Guarantor and their respective directors, managers, officers of the Issuer, the Co-Issuer and any Guarantor who sign a Registration Statement, and any Person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Issuer, the Co-Issuer or any Guarantor and the respective officers, directors, managers, partners, employees, representatives and agents of each such Person, to the same extent as the foregoing indemnity from the Issuer, the Co-Issuer and any Guarantor to each of the Indemnified Holders, but only with respect to claims, damages, liabilities, judgments, actions and expenses based on information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement.  In case any action, claim or proceeding shall be brought against the Issuer, the Co-Issuer, any Guarantor or their respective directors, managers or officers or any such controlling person in respect of which indemnity may be sought against a Holder of Transfer Restricted Securities, such Holder shall have the rights and duties given the Company and any Guarantor, and the Company and any Guarantor, their respective directors, managers and officers and such controlling person shall have the rights and duties given to each Holder by the preceding paragraph.

(c) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Section 8(a) or (b) hereof (other than by reason of exceptions provided in those Sections) or insufficient in respect of any losses, claims, damages, liabilities, judgments, actions, costs or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative benefits received by the Company and any

Guarantor, on the one hand, and the Holders, on the other hand, from the Initial Placement (which in the case of the Company and any Guarantor shall be deemed to be equal to the total gross proceeds to the Company and any Guarantor from the Initial Placement), the amount of Additional Interest which did not become payable as a result of the filing of the Registration Statement resulting in such losses, claims, damages, liabilities, judgments actions or expenses, or if such allocation is not permitted by applicable law, the relative fault of the Company and any Guarantor, on the one hand, and the Holders, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities, costs or expenses, as well as any other relevant equitable considerations.  The relative fault of the Company and any Guarantor on the one hand and of the Indemnified Holder on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Guarantor, on the one hand, or the Indemnified Holders, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, any Guarantor and each Holder of Transfer Restricted Securities agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, costs or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8, none of the Holders (and its related Indemnified Holders) shall be required to contribute, in the aggregate, any amount in excess of the aggregate proceeds of sale of the Transfer Restricted Securities received by such Holder with respect to the Initial Securities exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission to state a material fact.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  The Holders’ obligations to contribute pursuant to this Section 8(c) are several in proportion to the respective principal amount of Securities held by each of the Holders hereunder and not joint.

SECTION 9. Rule 144A.  Each of the Company and any Guarantor hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the current information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A under the Securities Act.

SECTION 10. Participation in Underwritten Registrations.  No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder’s Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

SECTION 11. Selection of Underwriters.  The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering.  In any such Underwritten Offering, the investment banker(s) and managing underwriter(s) that will administer such offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering, subject to approval by the Company and any Guarantor, which approval will not be unreasonably withheld.

SECTION 12. Miscellaneous.

(a) Remedies.  Each of the Company and any Guarantor hereby agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b) No Inconsistent Agreements.  Each of the Company and any Guarantor will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.  Except as described in the Time of Sale Document (as defined in the Placement Agency Agreement), none of the Issuer, the Co-Issuer or any Guarantor has previously entered into any agreement granting any registration rights with respect to its securities to any Person.  The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s or any Guarantor’s securities under any agreement in effect on the date hereof.

(c) Adjustments Affecting the Securities.  Neither the Issuer nor the Co-Issuer will take any action, or permit any change to occur, with respect to the Securities that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

(d) Amendments and Waivers.  The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Issuer has (i) in the case of Section 8 hereof and this Section 12(d), obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, obtained the written consent of Holders of a majority in aggregate principal amount of the outstanding Transfer Restricted Securities (excluding any Transfer Restricted Securities held by the Issuer or the Co-Issuer or affiliates thereof).  Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer or sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer or sold pursuant to such Registration Statement may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities being tendered or registered; provided, however, that, with respect to any matter that directly or indirectly affects the rights of the Placement Agent hereunder, the Issuer shall obtain the written consent of the Placement Agent (such consent not to be unreasonably withheld) with respect to which such amendment, qualification, supplement, waiver, consent or departure is to be effective.

(e) Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), facsimile, or air courier guaranteeing overnight delivery:

(i)	if to a Holder, at the address set forth on the records of the registrar under the Indenture, with a copy to the registrar under the Indenture; and
(ii)	if to the Issuer or the Co-Issuer:

U.S. Well Services, LLC
or USW Financing Corp.
770 South Post Oak Lane, Suite 405
Houston, TX 77056
Facsimile No.:  (832) 562-3732
Attention:  Chief Financial Officer

With a copy to:

Porter Hedges LLP
1000 Main Street, 36th Floor
Houston, TX 77002
Facsimile No.:  (713) 226-6244
Email: cbrown@porterhedges.com
Attention:  Corey C. Brown

All such notices and communications shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if sent by facsimile; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

(f) Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder.

(g) Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
(i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW RULES THEREOF.

(j) Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(k) Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Issuer or the Co-Issuer with respect to the Transfer Restricted Securities.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

U.S. WELL SERVICES, LLC

By:/s/ Brian Stewart
Name: Brian Stewart
Title:   President and Chief Executive Officer

USW FINANCING CORP.

By:/s/ Brian Stewart
Name:  Brian Stewart
Title:    President and Chief Executive Officer

[Signature Page to Registration Rights Agreement]

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

GLOBAL HUNTER SECURITIES, LLC

By:/s/ Richard A. Goldenberg
Name:  Richard A. Goldenberg
Title:   Vice Chairman and Head of Investment Banking

[Signature Page to Registration Rights Agreement]

ALJ Capital I, L.P.

PURCHASER

By: /s/ Laurence B. Gill __________________
Name: Laurence B. Gill__________________
Title: _Authorized Signatory______________

[Signature Page to Registration Rights Agreement]

ALJ Capital II, L.P.

PURCHASER

By: /s/ Laurence B. Gill __________________
Name: Laurence B. Gill__________________
Title: _Authorized Signatory______________

[Signature Page to Registration Rights Agreement]

Alpine Associates, A Limited Partnership

PURCHASER

By: /s/ Gary Moorman __________________
Name: Gary Moorman__________________
Title: _Senior Analyst______________

[Signature Page to Registration Rights Agreement]

Alpine Heritage, L.P.

PURCHASER

By: /s/ Gary Moorman __________________
Name: Gary Moorman__________________
Title: _Senior Analyst       ______________

[Signature Page to Registration Rights Agreement]

Alpine Heritage II, L.P.

PURCHASER

By: /s/ Gary Moorman __________________
Name: Gary Moorman__________________
Title: _Senior Analyst       ______________

[Signature Page to Registration Rights Agreement]

Alpine Heritage Offshore Fund Ltd.

PURCHASER

By: /s/ Gary Moorman __________________
Name: Gary Moorman__________________
Title: _Senior Analyst       ______________

[Signature Page to Registration Rights Agreement]

Atlantic Global Yield Opportunity Master Fund, LP
c/o Millstreet Capital Management LLC

PURCHASER

By: /s/ Craig M. Kelleher __________________
Name: Craig M. Kelleher__________________
Title: _Managing Member of Millstreet Capital Management LLC_

[Signature Page to Registration Rights Agreement]

Battery Alternative Income Fund, LLC

By: Battery Global Advisors, LLC, its Manager

PURCHASER

By: /s/ John O’Connor __________________
Name: John O’Connor__________________
Title: _CEO                ______________

[Signature Page to Registration Rights Agreement]

Battery Park High Yield Opportunity Master Fund, Ltd

PURCHASER

By: /s/ Steve Rosenthal __________________
Name: Steve Rosenthal__________________
Title: _Executive Director       ______________

Nomura Corporate Research and Asset Management Inc.

as Investment Advisor

[Signature Page to Registration Rights Agreement]

Battery Park High Yield Long Short Fund, Ltd

PURCHASER

By: /s/ Steve Rosenthal __________________
Name: Steve Rosenthal__________________
Title: _Executive Director       ______________

Nomura Corporate Research and Asset Management Inc.

as Investment Advisor

[Signature Page to Registration Rights Agreement]

BlackRock Kelso Capital Corporation

PURCHASER

By: /s/ Michael B. Lazar__________________
Name: Michael B. Lazar_________________
Title: _Chief Operating Officer       ______________

[Signature Page to Registration Rights Agreement]

BulwarkBay Credit Opportunities Master Fund LTD

PURCHASER

By: /s/ Joseph Canavan__________________
Name: Joseph Canavan__________________
Title: _Chief Financial Officer       ______________

[Signature Page to Registration Rights Agreement]

Courage Special Situations Master Fund, LP

PURCHASER

By: /s/ Tom Milne __________________
Name: Tom Milne__________________
Title: _President       ______________

Courage Capital Management, LLC Advisor to

Courage Special Situations Master Fund, LP

[Signature Page to Registration Rights Agreement]

LJR Capital, L.P.

PURCHASER

By: /s/ Lawrence B. Gill__________________
Name: Lawrence B. Gill__________________
Title: _Authorized Signatory       ______________

[Signature Page to Registration Rights Agreement]

Medley Capital Corporation

PURCHASER

By: /s/ Richard T. Allorto, Jr. __________________
Name: Richard T. Allorto, Jr.__________________
Title: _Chief Financial Officer      ______________

[Signature Page to Registration Rights Agreement]

Millstreet Credit Fund LP
c/o Millstreet Capital Partners LLC

PURCHASER

By: /s/ Craig M. Kelleher _______________
Name: Craig M. Kelleher_______________
Title:   Managing Member of Millstreet Capital
Partners LLC, the General Partner

[Signature Page to Registration Rights Agreement]

MSD Credit Opportunity Master Fund L.P.

PURCHASER

By: /s/ Mark R. Lisker__________________
Name: Mark R. Lisker__________________
Title: _Managing Director

[Signature Page to Registration Rights Agreement]

NSI

PURCHASER

By: /s/ Greg Ford_________________
Name: Greg Ford__________________
Title: _Managing Director

[Signature Page to Registration Rights Agreement]

Pergament Multi-Strategy Opportunities, LP

PURCHASER

By: /s/ Steve Brown __________________
Name: Steve Brown__________________
Title: _P.M.

[Signature Page to Registration Rights Agreement]

illegible

PURCHASER

By: /s/ illegible __________________
Name: illegible__________________
Title: _illegible

[Signature Page to Registration Rights Agreement]

Southpaw Credit Opportunity Matter Fund LP

PURCHASER

By: /s/ Howard Goldon __________________
Name: Howard Goldon__________________
Title: _Managing Member of General Partner – Southpaw GP LLC

[Signature Page to Registration Rights Agreement]

TWK Holdings, LLC

PURCHASER

By: /s/ Tracy Krohn __________________
Name: Tracy Krohn__________________
Title: _Managing Member

[Signature Page to Registration Rights Agreement]

Verition Multi-Strategy Master Fund LTD
By: Verition Fund Management LLC, Its Investment Advisor

PURCHASER

By: /s/ Ted Hagan __________________
Name: Ted Hagan__________________
Title: _CFO

[Signature Page to Registration Rights Agreement]

Warwick Capital Partners LLP as agent for and on behalf of
Warwick European Credit Opportunities Fund LP

PURCHASER

By: /s/ Matthew Coleman __________________
Name: Matthew Coleman__________________
Title: _COO

[Signature Page to Registration Rights Agreement]

Warwick Capital Partners LLP as agent for and on behalf of
Warwick European Opportunities Fund Inc.

PURCHASER

By: /s/ Matthew Coleman __________________
Name: Matthew Coleman__________________
Title: _COO

[Signature Page to Registration Rights Agreement]

Warwick Capital Partners LLP as agent for and on behalf of
Warwick European Distressed & Special Situations Credit Fund LP

PURCHASER

By: /s/ Matthew Coleman __________________
Name: Matthew Coleman__________________
Title: _COO

[Signature Page to Registration Rights Agreement]